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                                                                     Exhibit 4.1

OSI SYSTEMS, INC. FACE TEXT

OSI SYSTEMS, INC.
NUMBER
SHARES
Incorporated under the laws of the state of California
COMMON STOCK
CUSIP 671044  10  5
SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies that
is the recorder holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR
VALUE, OF
OSI SYSTEMS, INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
Secretary
{image of Corporate Seal}
President
COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED SIGNATURE


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OSI SYSTEMS, INC. BACK TEXT

OSI SYSTEMS, INC.

The Corporation is authorized to issue two classes of stock, Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred
Stock.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT................Custodian................
(Cust) (Minor)
under Uniform Gifts to Minors
Act................
(State)
UNIF TRF MIN ACT................Custodian (until
age................)
(Cust)
 .........................under Uniform Transfers
(Minor)
to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE..............
FOR VALUE RECEIVED,..............................hereby sell, assign and transfer unto.........................................
 .................................................................
(PLEASE TYPE OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OR ASSIGNEE)
 ........... Shares
of the common stock represented by the within Certificate, and do
hereby irrevocably constitute and appoint   Attorney to transfer
the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed

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By
THE SIGNATURES(S) SHOULD BE AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT
UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

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